EXHIBIT 99.2

Annual Meeting of Shareholders May 22, 2013 Exhibit 99.2

Greg Williams *

* Nancy Taylor Don Cowles George Freeman John Gottwald Tom Snead

* Nancy Taylor Don Cowles George Freeman John Gottwald Tom Snead

Greg Williams *

Nancy Taylor *

* Tribute to Larry Scott Excellence Innovation

* Tribute to Duncan Crowdis Excellence Innovation

Forward-Looking Statements * Certain statements contained in today’s presentation are forward-looking statements. Pursuant to federal securities regulations, we have set forth cautionary statements relating to those forward-looking statements in our Annual Report on Form 10-K for the year ended December 31, 2012, and in our most recent quarterly report on Form 10-Q, both of which are on file with the SEC. This presentation contains non-GAAP financial measures including diluted earnings per share from ongoing operations, adjusted EBITDA and net (debt) cash. These measures are described and reconciled to U.S. GAAP financial measures in the Appendix to the Annual Shareholder Meeting Presentation, which is incorporated herein by reference. This document and additional information are available on the company’s website at www.tredegar.com under “Investor Relations/Presentations.”

Tredegar Corporation Our Vision * Inspiring confidence by delivering long-term value to all of our stakeholders by:

* Executing on Our Growth Strategy

*

Kevin O’Leary *

Financial Overview *

Tredegar Corporation Ongoing Operations – Annual Earnings Per Share * 1 See the Appendix to the Annual Shareholders Meeting Presentation on the company’s website at www.tredegar.com under Investor Relations/Presentations for a reconciliation of this non-GAAP financial measure. Key Drivers of 2012 Terphane Acquisition Lower Taxes Pension Expense Increase EPS from Ongoing Operations1 up 38% in 2012

Segment Adjusted EBITDA Ongoing Operations - Annual * Film Products 2012 includes full year impact of Terphane acquisition (acquired in late 2011) Improved volumes in Personal Care and Surface Protection films in the second half of 2012 Bonnell Aluminum 2012 increase driven by margin improvements, facility rationalization and AACOA acquisition (acquired in October 2012) Segment Adjusted EBITDA = operating profit from ongoing operations plus depreciation and amortization, excludes corporate overhead ($ in millions) Segment Adjusted EBITDA1 up 17% in 2012 1 See the Appendix to the Annual Shareholders Meeting Presentation on the company’s website at www.tredegar.com under Investor Relations/Presentations for a reconciliation of this non-GAAP financial measure.

Tredegar Corporation Net (Debt) Cash1 - 2008 to 2012 * 2009 Through 2012 (105) (244) (47) 27 83 72 46 103 ’12 ’11 ’10 ’09 ($ in millions) 1 See the Appendix to the Annual Shareholders Meeting Presentation on the company’s website at www.tredegar.com under Investor Relations/Presentations for a reconciliation of this non-GAAP financial measure.

Segment Capital Expenditures * 2013 Investments to Support Organic Growth ($ in millions) Film Products Emerging Market Capacity Expansion; Brazil $50MM Bonnell Aluminum Industry Diversification; Automotive press capacity $15MM

Financial Summary * We are committed to driving long-term value for our shareholders

Confidence Delivering Layers of Mary Jane Hellyar *

Market Dynamics Consumer shift to value tier Category growth in emerging markets Select opportunities in developed markets *

Building Our Foundation Capturing our fair share of category growth Improving the pace and quality of our innovation pipeline Setting the standard within our industries for quality and service Realizing the full growth potential of Terphane Fully engaging all our employees to drive the business forward *

Building Our Foundation Growth opportunities for each Business Display growth is strong: 60% for tablets and smartphones, 7% for TVs with 20% of LCD TVs sold in China Nearly doubling our capacity for polyester film and growing value-add mix Personal Care growth in India and China >10% Greater than 40% growth in engineered optics for illumination markets *

Building Our Foundation Improving the pace and quality of our innovation pipeline Build a development process that incorporates best practices across Film Products Use improved market needs assessment to drive the innovation process *

Setting the standard within our industries for quality and service Implementing Tredegar First Class to drive operational excellence Be the partner of choice Building Our Foundation *

Building Our Foundation Realizing the full growth potential of Terphane Implement operational improvements Execute capital expansion Deliver sales growth by expanding customer base and improving mix *

The Future is Bright Sharpening our focus Improving processes and execution Engaging our employees for growth *

Brook Hamilton *

Bonnell Aluminum Volume/Operating Profit Trends *

Bonnell Aluminum *

Full complement of offerings in extruding, anodizing, and fabrication Anodizing expertise Well-regarded presence in non-construction markets AACOA Acquisition *

Diverse customer base High quality products and excellent customer service Higher margin opportunities in fabrication AACOA Acquisition *

AACOA Synergies *

Automotive Market Initiative Investment of $17 million in new equipment at Newnan, GA manufacturing facility Opportunity to meet growing demand for aluminum extrusions in automotive applications Planned start-up in 2014 *

2011-2012 Aluminum Extrusion Industry Shipments % Growth - Automotive & Light Trucks versus Other Major Markets Source: Aluminum Association Statistical Committee – May 2013 *

Bonnell Aluminum Operational excellence Industry leadership Solidly positioned for future growth *

Greg Williams *

* Rich Morrill

Q&A *